Exhibit 99.4

Blackbaud, Inc.

Kintera, Inc.

Unaudited Pro Forma Condensed

Combined Financial Statements

On July 8, 2008, Blackbaud, Inc. (“Blackbaud”) acquired Kintera, Inc., (“Kintera”) based in San Diego, California as a wholly owned subsidiary. Blackbaud financed the acquisition through a combination of cash and borrowings under the Company’s credit facility for a total purchase price of approximately $50.0 million including approximately $2.4 million in change of control payments to management and approximately $1.9 million in direct acquisition-related costs.

The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition of Kintera had occurred on March 31, 2008. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 were prepared as if the acquisition had occurred on January 1, 2007.

The unaudited pro forma adjustments are based upon available information and assumptions that Blackbaud believes are reasonable. The unaudited pro forma condensed combined balance sheet and statement of operations and related notes thereto should be read in conjunction with Blackbaud’s historical consolidated financial statements as previously filed in Blackbaud’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission (the “Commission”) on February 29, 2008 and Blackbaud’s historical consolidated financial statements as previously filed in Blackbaud’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 9, 2008. In addition, this unaudited condensed combined pro forma information should be read in conjunction with Kintera’s historical consolidated financial statements as previously filed in Kintera’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 18, 2008 and as amended on Form 10-K/A filed with the Commission on March 26, 2008 and Kintera’s historical consolidated financial statements for the quarter ended March 31, 2008 filed with the Commission on May 12, 2008. These financial statements are incorporated by reference in Blackbaud’s Current Report on Form 8-K/A filed on September 19, 2008.

These unaudited pro forma condensed combined financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Kintera been consummated as of January 1, 2007. The pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Blackbaud and Kintera.

Blackbaud, Inc.

Unaudited pro forma condensed combined balance sheet

As of March 31, 2008

(in thousands, except share amounts)

	Historical		Pro Forma
	Blackbaud	Kintera	Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$12,142	$4,080	$(50,012	) (a)	$11,870
			45,660	(a)
Marketable securities	—	1,580			1,580
Restricted cash	—	7,718			7,718
Accounts receivable	42,324	4,608			46,932
Prepaid expense	12,184	922			13,106
Deferred costs	—	1,362	(1,362	) (b)	—
Deferred tax asset	3,176	—	4,818	(i)	7,994

Total current assets	69,826	20,270	(896)		89,200
Property and equipment, net	17,677	3,991			21,668
Deferred tax asset, noncurrent	49,202	—	21,260	(i)	70,462
Developed software, net	—	1,863	(1,863	) (b)	—
Goodwill	60,643	12,017	(12,017	) (d)	67,736
			7,093	(c)
Intangibles, net	36,208	3,392	(3,392	) (d)	53,258
			17,050	(f)
Other assets	446	47			493

Total assets	$234,002	$41,580	$27,235		$302,817

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,822	$1,395			$7,217
Accrued expenses	19,813	2,440	$672	(g)	22,838
			(87	) (e)
Donations payable	—	7,718			7,718
Capital lease obligations	513	17			530
Short-term notes payable	11,500	1,200	113	(o)	12,813
Deferred revenue	94,879	15,721	(8,138	) (h)	102,462
Deferred tax liabilities, current	—	—			—

Total current liabilities	132,527	28,491	(7,440)		153,578
Notes payable	—	1,974	45,660	(a)	47,634
Capital lease obligations	449	14			463
Deferred rent and other	—	817	(701	) (e)	116
Deferred revenue	4,061	—			4,061
Other liabilities	1,080	—			1,080
Deferred tax liabilities, noncurrent	—	478	(478	) (p)	—

Total long-term liabilities	5,590	3,283	44,481		53,354

Total liabilities	138,117	31,774	37,041		206,932
Capital
Common stock	50	40	(40	) (j)	50
Additional paid in capital	108,551	157,932	(157,932	) (j)	108,551
Treasury stock	(108,130)	—			(108,130)
Accumulated other comprehensive income	145	6	(6	) (j)	145
Retained earnings	95,269	(148,172)	148,172	(j)	95,269

Total equity	95,885	9,806	(9,806)		95,885

Total liabilities & stockholders’ equity	$234,002	$41,580	$27,235		$302,817

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Blackbaud, Inc.

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007

(in thousands, except per share amounts)

	Historical		Pro Forma
	Blackbaud	Kintera	Adjustments		Combined
Revenue
License fees	$37,569	$1,196			$38,765
Services	91,376	11,079			102,455
Maintenance	94,602	7,379			101,981
Subscriptions	25,389	25,281			50,670
Other revenue	8,102	—			8,102

Total revenue	257,038	44,935	—		301,973
Cost of revenue
Cost of license fees	2,870	694	152	(m)	3,716
Cost of services	54,908	5,101			60,009
Cost of maintenance	17,119	856	1,007	(m)	18,982
Cost of subscriptions	10,306	9,200	1,932	(m)	21,438
Cost of other revenue	7,274	—			7,274

Total cost of revenue	92,477	15,851	3,091		111,419

Gross profit	164,561	29,084	(3,091)		190,554
Operating expenses
Sales and marketing	56,994	17,967			74,961
Research and development	28,525	6,338			34,863
General and administrative	26,144	16,296			42,440
Amortization	491	2,451	(2,451	) (l)	584
			93	(m)
Restructuring		2,274			2,274

Total operating expenses	112,154	45,326	(2,358)		155,122
Income from operations	52,407	(16,242)	(733)		35,432
Interest income	813	911	(215	) (q)	1,509
Interest expense	(1,164)	(59)	(1,584	) (k)	(2,807)
Other (expense) income, net	(503)	64			(439)

Income before provision for income taxes	51,553	(15,326)	(2,532)		33,695
Income tax provision	19,829	459	(7,328	) (n)	12,960

Net income	$31,724	(15,785)	4,796		$20,735

Earnings per share
Basic	$0.73				$0.48
Diluted	$0.71				$0.46
Common shares and equivalents outstanding
Basic weighted average shares	43,619,158				43,619,158
Diluted weighted average shares	44,595,483				44,595,483

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Blackbaud, Inc.

Unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2008

(in thousands, except per share amounts)

	Historical		Pro Forma
	Blackbaud	Kintera	Adjustments		Combined
Revenue
License fees	$9,635	$98			$9,733
Services	23,576	1,811			25,387
Maintenance	25,430	1,652			27,082
Subscriptions	8,785	5,350			14,135
Other revenue	2,010				2,010

Total revenue	69,436	8,911	—		78,347
Cost of revenue
Cost of license fees	842	45	38	(m)	925
Cost of services	15,693	1,490			17,183
Cost of maintenance	4,704	204	271	(m)	5,179
Cost of subscriptions	3,656	2,253	529	(m)	6,438
Cost of other revenue	1,848	—			1,848

Total cost of revenue	26,743	3,993	838		31,574

Gross Profit	42,693	4,918	(838)		46,773
Operating expenses
Sales and marketing	15,239	3,564			18,803
Research and development	8,767	1,621			10,388
General and administrative	7,266	3,460			10,726
Amortization	167	522	(522	) (l)	190
			23	(m)
Restructuring	—				—

Total operating expenses	31,439	9,167	(499)		40,107
Income from operations	11,254	(4,249)	(339)		6,666
Interest income	165	121	(54	) (q)	232
Interest expense	(70)	(93)	(396	) (k)	(559)
Other (expense) income, net	(89)	(22)			(111)

Income before provision for income taxes	11,260	(4,243)	(789)		6,228
Income tax provision	4,217	52	(1,937	) (n)	2,332

Net income	$7,043	$(4,295)	$1,148		$3,896

Earnings per share
Basic	$0.16				$0.09
Diluted	$0.16				$0.09
Common shares and equivalents outstanding
Basic weighted average shares	43,897,369				43,897,369
Diluted weighted average shares	44,662,620				44,662,620

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Note 1 – Basis of presentation

On July 8, 2008, Blackbaud, Inc. (“Blackbaud” or the “Company”) acquired Kintera, Inc. (“Kintera”) based in San Diego, California as more fully described in Note 2.

The unaudited pro forma condensed combined balance sheet was prepared as if the acquisition of Kintera had occurred on March 31, 2008. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 were prepared as if the acquisition had occurred on January 1, 2007.

The unaudited pro forma condensed combined financial information has been prepared on the same basis as Blackbaud’s audited consolidated financial statements. The acquisition was accounted for using the purchase method of accounting and, accordingly, the respective assets acquired and liabilities assumed have been recorded at their fair value and consolidated into the net assets of Blackbaud.

Note 2 – Purchase price

The purchase price for Kintera was approximately $50.0 million and was funded by cash on hand and borrowings under the Company’s credit facility. The purchase price consisted of $45.7 million of cash from proceeds of debt, $2.4 million in payments to management under change of control provisions and $1.9 million of direct acquisition-related costs. The acquisition was accounted for as a purchase and the total purchase price consisted of (in thousands):

Cash from proceeds of debt paid for outstanding shares	$45,660
Cash on hand used to pay management change of control payments	2,417
Direct acquisition-related costs	1,935

Total purchase price	$50,012

The purchase price has been based on a preliminary valuation because the final valuation has not been completed. The final valuation is expected to be completed by the end of 2008. Differences between the preliminary valuation and the final valuation are not expected to be significant. Identifiable intangible assets acquired are amortized on a straight-line and accelerated basis as noted in the table below. Based upon the purchase price of the acquisition and based upon the preliminary valuation of the acquired net assets, the preliminary purchase price allocation is as follows (in thousands):

Historical net book value of Kintera's assets and liabilities	$9,806
Adjustments to step-up (down) net assets and liabilities to fair value:
Deferred revenue	8,138
Fair value adjustment to write-off of Kintera's goodwill and intangibles	(15,409)
Other fair value adjustments	(2,744)

Fair value of acquired tangible assets and liabilities before adding intangibles and deferred tax impact		(209)
Identifiable intangible assets
Marketing assets (8 years, straight-line amortization)	740
Customer relationships (4-13 years, accelerated amortization)	12,200
Software (4-8 years, straight-line amortization)	4,110

Total identifiable intangible assets		17,050
Current deferred tax assets		4,818
Non-current deferred tax assets		21,260
Goodwill		7,093

Net assets acquired		$50,012

Note 3 – Pro forma adjustments

Adjustments have been made to this unaudited pro forma condensed combined financial information to reflect the following:

(a)	To reflect the cash paid and the debt financing associated with the acquisition as noted in Note 2;

(b)	To write off the book value of deferred implementation costs and capitalized software development costs;

(c)	To record the fair value of goodwill resulting from the acquisition;

(d)	To write off the book value of Kintera’s goodwill and intangible assets;

(e)	To write off lease incentive and deferred rent liabilities;

(f)	To establish the fair value of identifiable intangible assets resulting from the acquisition, principally the value of customers and software acquired;

(g)	To establish liabilities generated upon acquisition;

(h)	To establish the fair value of deferred revenues;

(i)	To record deferred tax assets and liabilities related to assets acquired and liabilities assumed, principally the acquired net operating loss carryforwards available to offset future taxable income, net of applicable limitations of their use;

(j)	To eliminate the historical stockholders’ equity of Kintera;

(k)

To record interest expense associated with the $45.7 million in debt incurred to finance the acquisition which is assumed to be outstanding during 2007 and is based on the weighted average interest rate for the period. A change in the interest rate of 1/8th of a percent would result in a change of $58,000 in interest expense for the year ended December 31, 2007 and $14,000 for the three months ended March 31, 2008;

(l)	To eliminate amortization recorded on Kintera’s intangible assets;

(m)	To record amortization expense on the identified intangible assets resulting from the acquisition;

(n)	To record the tax impact of pro forma adjustments by adjusting the combined pro forma presentation to the Blackbaud effective tax rate;

(o)	To record an increase in principal to adjust a short term note payable to fair value;

(p)	To write off the book value of Kintera’s deferred tax balances; and

(q)	To reflect the decrease in interest income based on the weighted average rate of return for the period.

Note 4 – Reclassifications

Certain reclassifications have been made to conform Kintera’s Statement of Operations to Blackbaud’s Statement of Operations. Specifically, certain costs associated with Kintera’s sales contract administration and billing functions that were classified as sales and marketing costs in Kintera’s statements of operations have been reclassified to general and administrative costs consistent with Blackbaud’s treatment of these operating expenses. These costs were $454,000 and $1,386,000 for the three months ended March 31, 2008 and the year ended December 31, 2007, respectively.